SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                         THOMASVILLE BANCSHARES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                                NOT APPLICABLE
              ------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                         THOMASVILLE BANCSHARES, INC.


                                 NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS


                               PROXY STATEMENT


                       2003 ANNUAL FINANCIAL STATEMENTS
                                    AND
                            REVIEW OF OPERATIONS

                        THOMASVILLE BANCSHARES, INC.
                           301 NORTH BROAD STREET
                          THOMASVILLE, GEORGIA 31792

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 18, 2004


     The Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") will be held on Tuesday, May 18, 2004 at 5:00 p.m., at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, for the following purposes:

     (1) to elect five Class III directors, each to serve for a term of three years and until his or her successor is elected and qualified;

     (2) to ratify the appointment of Francis & Co., CPAs as independent auditors for the Company for 2004; and

     (3) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 23, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                  By Order of the Board of Directors,

                                  /s/ Stephen H. Cheney

                                  Stephen H. Cheney
                                  Chairman and Chief Executive Officer

Thomasville, Georgia
April 21, 2004


    PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE
        MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                        THOMASVILLE BANCSHARES, INC.
                           301 NORTH BROAD STREET
                          THOMASVILLE, GEORGIA 31792


                       ANNUAL MEETING OF SHAREHOLDERS
                                MAY 18, 2004
                          __________________________

                               PROXY STATEMENT
                          __________________________


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thomasville Bancshares, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders to be held at 5:00 p.m. on Tuesday, May 18, 2004, at the Company's principal offices, 301 North Broad Street, Thomasville, Georgia and at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 23, 2004. The address of the principal executive offices of the Company is 301 North Broad Street, Thomasville, Georgia 31792.

                                    VOTING

VOTING AND THE REVOCABILITY OF PROXIES

     When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given the shares will be voted FOR the election of the nominees for directors set forth herein and FOR the ratification of Francis & Co. as independent auditors. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

QUORUM; REQUIRED VOTE; ABSTENTIONS AND BROKER NON-VOTES

     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Company's common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the Annual Meeting if they are present in person at the Annual Meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the ratification of Francis & Co. as independent auditors and to approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

RECORD DATE AND SHARE OWNERSHIP

     The record of shareholders entitled to vote at the Annual Meeting was taken on March 23, 2004. On that date, the Company had outstanding and entitled to vote 1,467,352 shares of common stock, with each share of common stock entitled to one vote.

EXPENSES OF SOLICITATION

     The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone.


                            PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at thirteen, five of whom are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors, whereby approximately one-third of the Company's Board of Directors are elected each year at the Company's annual meeting of shareholders, to serve a three-year term. Each of the Company's four Class III directors is presently standing for re-election to the Board of Directors. In addition, J. Mark Parker has been nominated for election as a Class III director to fill the vacancy created by the increase in the size of the board from twelve to thirteen members. If elected, each nominee will serve for a term of three years and until his or her successor is elected and qualified.

     In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than five nominees. The Board of Directors recommends the election of the five nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if not elected.

     The following persons have been nominated for re-election to the Board of Directors as Class III directors:

     DAVID A. CONE, age 39, joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. Mr. Cone has served as President of Cone Machinery, Inc., a manufacturer of sawmill equipment, since 1993. He currently serves as President of the Thomasville Y.M.C.A. and is also a member of the Thomasville Kiwanis Club.

     CHARLES W. MCKINNON, JR., age 69, has been a director of the Company since March 1995. Mr. McKinnon is a broker with First Thomasville Realty, Ltd., one of the largest real estate companies in Southwest Georgia. He has been actively involved in selling and developing shopping centers, food stores, office buildings and warehouses. His civic and professional leadership roles, past and present, include Thomasville City Commissioner, an advisory director of NationsBank (now Bank of America), director of industrial development for the City of Thomasville, director of the Thomasville/Thomas County Chamber of Commerce, member of the Georgia Development Council, lifetime membership in Thomasville Area Board's Million Dollar Club, Real Estate Leaders of America, International Council of Shopping Centers, National Association of Realtors, and Farm and Land Institute.

     RANDALL L. MOORE, age 44, joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. Mr. Moore is President and Co-owner of Moore & Porter Produce of Thomasville, Inc., a wholesaler of vegetables. He is also Co-owner of S.M.P. Marketing Co. of Benton Harbor, Michigan, and Big Buck Bean Co. of Americus, Georgia. He currently serves on the Board of Directors of Glen Arven Country Club.

     COCHRAN A. SCOTT, JR., age 48, has served as a director of the Company since 1995. Mr. Scott has served as President of Scott Hotels, Inc., a hotel management and development company, since 1996. Mr. Scott is a former member of the Advisory Board of Directors of Trust Company Bank of South Georgia.

     In addition to the above directors nominated for re-election, the following individual has been nominated for election to the Board of Directors as a Class III director:

     J. MARK PARKER, age 42, has served as President and Chief Executive Officer of the Company's wholly owned subsidiary, Joseph Parker & Company, Inc., a registered investment advisor, since 1996. He currently serves on the board of the Thomasville Y.M.C.A. and the Thomasville Genealogical, History and Fine Arts Library, Inc.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the Annual Meeting:

Class I Directors, serving for a term expiring at the 2005 Annual Meeting of Shareholders:

     CHARLES A. BALFOUR, age 40, has been a director of the Company since March 1995. Mr. Balfour is President of Balfour Timber Company, Inc., where he has served as president since 1994. Mr. Balfour is also President of Balfour Pole Co., LLC, a manufacturer of utility poles and pilings. He currently serves on the board of the Georgia Forestry Association.

     STEPHEN H. CHENEY, age 46, has been President and Chief Executive Officer, and a director of the Company since March 1995. In addition to his profession, Mr. Cheney is currently President of Thomasville Team 2000. He is also past President of the Thomasville YMCA, past member of the Thomasville Payroll Development Authority, past Chairman of the Thomasville/Thomas County Chamber of Commerce and former Vice Chairman of the Thomasville Housing Authority.

     DAVID O. LEWIS, age 72, joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. Mr. Lewis is a retired senior buyer for General Electric. He is past president of the Minority Business and Professional Association. He currently serves on the Board of Trustees of Thomas College and is also a member of the Board of Directors of the Heritage Foundation.
Mr. Lewis is a member of the Thomasville City Council and is past President of the Thomasville Boys and Girls Club.

     RICHARD L. SINGLETARY, JR., age 44, has been a director of the Company since March 1995. Mr. Singletary is the President of several real estate development companies with interests in single-family homes and apartment communities. He has been developing real estate since 1990, and his previous work experience includes five years of banking with the First National Bank of Atlanta. Mr. Singletary has served on the Thomasville City Council for thirteen years and is Mayor of the City of Thomasville. He also serves on the following boards of directors: John D. Archbold Memorial Hospital, Thomasville/Thomas County Chamber of Commerce, and Thomasville Landmarks, Inc.

Class II Directors, serving for a term expiring at the 2006 Annual Meeting of Shareholders:

     CHARLES E. HANCOCK, M.D., age 44, has been a director of the Company since March 1995. Dr. Hancock is an Orthopedic Surgeon in private practice in Thomasville, Georgia at the Thomasville Orthopedic Center, where he has practiced since 1991. Dr. Hancock is also affiliated with the Archbold Medical Center. He is also Chairman of Affiliated Physicians, LLC a physicians practice management company based in Thomasville.

     CHARLES H. HODGES, III, age 39, has been a director of the Company since March 1995. Mr. Hodges has also served as Executive Vice President of the Company since its inception in January 1995. In addition, Mr. Hodges serves as a board member of several key organizations, including the Thomasville Downtown Development Authority. Mr. Hodges is also former Chairman of the Thomasville/Thomas County Chamber of Commerce and President of the Thomasville Music & Drama Troupe.

     HAROLD L. JACKSON, age 55, has been a director of the Company since March 1995. Mr. Jackson is the President and General Manager of Petroleum Products, Inc., a distributor of fuel and oil products to retail, industrial and agricultural customers throughout South Georgia. Mr. Jackson is also Chief Executive Officer of Jack Rabbit Foods, Inc. He currently serves as Chairman of the Board of Directors of the South Georgia Fellowship of Christian Athletes, and is director of the Georgia Oilman's Association. From 1992 to January 1995, Mr. Jackson served as a member of the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He is also a member and Past president of the Thomasville Shriners Club, a member of the Masonic Lodge and a member of the Hasan Temple.

     DIANE W. PARKER, age 63, joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. Ms. Parker is the owner of The Gift Shop, Ltd. She is also Vice President of Williams & Parker, LLC and The Williams Family Foundation of Georgia. She is a past Vice Chairman of the Thomasville Antiques Show.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has approved the selection of Francis & Co., CPAs as independent auditors of the Company for the year ending December 31, 2004, subject to ratification of this appointment by the shareholders of the Company. Francis & Co. is considered by management of the Company to be well qualified. The Company has been advised by Francis & Co. that neither it nor any of its members has any financial interest, direct or indirect, in either the Company or any of the Company's subsidiaries in any capacity.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF FRANCIS & CO. AS THE COMPANY'S INDEPENDENT AUDITORS.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors presently consists of twelve members. The Board of Directors held twelve meetings during 2003. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served, with the exception of Diane W. Parker, who attended an aggregate of 42%. It is the policy of the Company that the Company's directors attend the annual meetings of shareholders, and all but one of the Company's directors attended the 2003 annual meeting of shareholders.

BOARD INDEPENDENCE

     The Board has determined that each of its members other than Mr. Cheney, the Company's President and Chief Executive Officer, and Mr. Hodges, the Company's Executive Vice President, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the National Association of Securities Dealers' listing standards, as currently in effect.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee.   The
Board of Directors of the Company does not have a Compensation Committee, as each of the officers of the Company is compensated solely by the Company's wholly owned subsidiary, Thomasville National Bank (the "Bank"). However, the Board of Directors of the Bank has a Compensation Committee, which is described below.

     The Audit Committee, which met two times during 2003, reviews the affairs of the Company with the Company's independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company's internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company's independent auditors. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company's auditing accountants, or other accounting firms, other than as may be allowed by applicable law. The Audit Committee's members are Messrs. Balfour, Hancock, Lewis, Scott and Singletary. The Audit Committee does not have an "audit committee financial expert," as defined by SEC rules. The Board believes that the current members of the Audit Committee, as a whole based on their experiences and backgrounds, are qualified to effectively carry out the duties and responsibilities of the Audit Committee. Each Audit Committee member has significant experience in accounting and audit functions, internal controls and budget preparation and has an understanding of generally accepted accounting principles and financial statements. The Board of Directors has not adopted an Audit Committee Charter.

     The Compensation Committee of the Bank, which met one time during 2003, is responsible for reviewing and making recommendations to the Board of Directors of the Bank with respect to compensation of officers of the Company and the Bank. The Compensation Committee's members are Messrs. Cheney, Cone, Hancock, Hodges, McKinnon and Singletary.

NOMINATION OF DIRECTORS

     The Company does not have a Nominating Committee or a charter governing the nominating process. Director selection and review is conducted by the entire Board of Directors. The Company believes that this is adequate for a small community financial institution. Each member of the Board of Directors has a long-standing relationship with the Company as a director, and the Company believes that these directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors. A description of the nominating process, including director nominees recommended by shareholders, is below.

     It is the policy of the Board of Directors to seek and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Board seeks a diverse group of candidates who posses the background, skills and expertise to make significant contributions to the Board, the Company and its shareholders. Desired qualities to be considered include:

Experience  (in one or more of the following):
----------

     * High-level leadership experience in business or administrative activities;
     * Breadth of knowledge about issues affecting the Company and its subsidiaries;
     * The ability and willingness to contribute special competencies to Board activities; and
     *   The ability to read and understand financial statements.

Personal Attributes
-------------------

     *   Personal integrity;
     *   Loyalty to the Company and concern for its success and welfare;
     *   Willingness to apply sound and independent business judgment;
     * Awareness of a director's vital role in the Company's good corporate citizenship and its corporate image;
     *   Availability for meetings and consultation on Company matters;
     *   Contacts within the community; and
     *   The willingness to assume Board and fiduciary responsibilities.

     Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

     Nominations by the Board. In the case of incumbent directors whose terms are set to expire, the remaining directors on the Board will review such directors' overall service to the Company during their term, including the number of meetings attended, their level of participation, quality of their performance and any transactions between such directors and the Company during their term in determining whether or not such incumbent directors should be nominated for re-election to the Board. In the case of new director candidates, the Board will seek candidates meeting the criteria set forth above from the Board's network of contacts. However, if and when deemed appropriate by the Board, a professional search firm may also be utilized to identify qualified candidates.

     Nominations by Shareholders. The Board will consider director candidates recommended by shareholders, provided the following procedures are followed by shareholders in submitting recommendations:

     * Shareholder nominations must be delivered in writing to the Secretary of the Company;
     * Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person's other board memberships, if any; and
     * The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.

     Submissions should be delivered to the Secretary of the Company not less than 60 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual shareholders meeting. Any submissions received after such date will not be considered until the following year's annual shareholder meeting.

     The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     The Board of Directors has implemented a process for shareholders to send communications to the Board. Shareholders who wish to communicate directly with the Board of Directors or any particular director should deliver any such communications in writing to the Secretary of the Company. The Secretary will compile any communications he or she receives from shareholders and deliver them periodically to the Board or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the shareholder.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     The deadline for submission of shareholder proposals for inclusion in the Company's proxy statement for the 2005 Annual Meeting of Shareholders is December 22, 2004. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2005 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by March 9, 2005, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

COMPENSATION OF DIRECTORS

     The Board of Directors of the Company has adopted a deferred compensation plan (the "2000 Directors' Plan") for the Company's directors providing for grants of restricted stock to directors as compensation for each Board meeting and Committee meeting attended. The 2000 Directors' Plan provides that each director is deemed to have earned shares of restricted stock in the amount of 20 shares of the Company's common stock for each Bank and each Company Committee meeting attended and 30 shares for each Bank and each Company Board of Directors meeting attended. The shares of restricted stock earned pursuant to the terms of the 2000 Directors' Plan do not vest and will not be issued until the earlier to occur of either (i) the retirement, resignation or removal of the director from the Company's Board of Directors or (ii) a change in control of the Company.

CODE OF ETHICS

     The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and its senior financial officers, a copy of which was filed as Exhibit
14.1 to the Company's Form 10-KSB for the year ended December 31, 2003.

NO FAMILY RELATIONSHIPS AMONG DIRECTORS AND OFFICERS

     There are no family relationships between any director or executive officer of the Company or the Bank and any other director or executive officer of the Company or the Bank.


                              EXECUTIVE OFFICERS

     Executive officers of the Company are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. The executive officers of the Company are as follows:

NAME                      POSITION WITH THE COMPANY
----                      -------------------------
Stephen H. Cheney         President and Chief Executive Officer
Charles H. Hodges, III    Executive Vice President

     Biographical information for Messrs. Cheney and Hodges is in the section titled "Election of Directors," above.


                              EXECUTIVE COMPENSATION

COMPENSATION OF OFFICERS

     The following table provides certain summary information for the fiscal years ended December 31, 2003, 2002, and 2001 concerning compensation paid or accrued by the Company or the Bank to or on behalf of the executive officers of the Company:

                              Summary Compensation Table

                                          Annual              Long-Term
                                       Compensation          Compensation
                                     -----------------      ----------------
                                                              Restricted
                                                                Stock
                                                               Awards(1)
                                                            ----------------
Name and
Principal
Position                 Year        Salary      Bonus      Shares     Value
--------                 ----        ------      -----      ------     -----
Stephen H. Cheney        2003       $147,500    $44,250        640    $ 9,600
 President and           2002       $135,000    $40,500        640    $ 9,600
 Chief Executive         2001       $124,000    $24,800      1,145    $21,325
 Officer

Charles H. Hodges, III   2003       $120,000    $20,000        620    $ 9,300
   Executive Vice        2002       $110,000    $33,000        620    $ 9,300
   President             2001       $103,000    $20,600        985    $18,290
_______________

<FN1>
(1) Represents earned but unissued shares of restricted stock granted pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. See " - Compensation of Directors."

EMPLOYMENT AGREEMENTS

     On January 1, 2001, the Company and the Bank entered into a four-year employment agreement with Stephen H. Cheney, pursuant to which Mr. Cheney is paid a minimum annual salary of $124,000, which may be increased at the discretion of the Board of Directors of the Bank based on the performance of the Bank as determined by a formula as set forth in Mr. Cheney's employment agreement.

     Mr. Cheney's employment agreement further provides that Mr. Cheney is entitled to receive the use of an automobile and such other benefits as the Company generally makes available to its senior executives.

     Mr. Cheney's employment agreement also contains a non-compete and non-solicitation provision which provides that through the actual date of termination of the employment agreement and for a period of five years thereafter, Mr. Cheney shall not, without the prior written consent of the Company, be employed in the banking business in any capacity within Thomas County, Georgia. Mr. Cheney has also agreed that during such period, he will not, without the prior written consent of the Bank, employ or attempt to employ any employees of the Bank or cause an employee of the Bank to work elsewhere.

     The employment agreement provides that the Company may terminate Mr. Cheney's employment agreement for any reason upon majority vote of the Board of Directors of the Company and the Bank.

     On January 1, 2001, the Company and the Bank also entered into a four-year employment agreement with Charles H. Hodges, III, containing identical provisions to the employment agreement entered into with Mr. Cheney, except that Mr. Hodges receives a minimum annual salary of $103,000.

STOCK OPTIONS

     No stock options were granted to the Company's executive officers during 2003. The following table presents information regarding the exercise of options during 2003. At December 31, 2003, the Company's executive officers did not hold any options to purchase shares of the Company's common stock.

                                  Shares Acquired             Value
Name                                on Exercise             Realized(1)
----                              ---------------           -----------
Stephen H. Cheney                       --                       --
Charles H. Hodges, III                15,000                  $225,000
___________________

<FN1>
(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's common stock at December
      31, 2003 and the exercise price of such options. The fair market value was determined by reference to the most recent closing price of the common stock on the over-the-counter pink sheets at December 31, 2003 ($22.00 per share).

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains two equity compensation plans: (i) the Company's 2000 Directors' Plan, under which members of the Company's Board of Directors receive shares of common stock as consideration for attending board and committee meetings, and (ii) the Company's bonus plan for executive officers (the "Bonus Plan"), under which the Company's executive officers are eligible to receive bonuses in the form of shares of the Company's common stock. For additional information regarding the 2000 Directors' Plan, see "Compensation of Directors," above. The Company has also granted a number of options to executive officers and employees, which are not governed by a plan. The following table sets forth, as of December 31, 2003, the number of shares to be issued upon the exercise of outstanding options (column (a)) and the weighted average exercise price of those options (column (b)), and the number of securities reserved for issuance under the 2000 Directors' Plan (column (c)). There is no set number of shares reserved for issuance under the Bonus Plan. Neither the 2000 Directors' Plan, the Bonus Plan, nor the individual option grants have been approved by the Company's shareholders.

                                                                    Number
                                                                of securities
                                                                 available for
                                  Number of       Weighted-     future issuance
                                  securities       average       under equity
                                 to be issued      exercise      compensation
                                upon exercise      price of          plans
                                of outstanding    outstanding     (excluding
                                    options,       options,       securities
                                    warrants       warrants      reflected in
                                   and rights     and rights     in column (a))
   Plan category                      (a)            (b)             (c)
   -------------                --------------   ------------   --------------
Equity compensation plans
 approved by security holders             0           --                 0

Equity compensation plans not
 approved by security holders         9,600         $16.77          11,470
                                      -----         ------          ------
Total                                 9,600         $16.77          11,470
                                      =====         ======          ======


                          RELATED PARTY TRANSACTIONS

     The Bank extends loans from time to time to certain of the Company's and the Bank's directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company's 2003 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for 2003 for filing with the SEC.

                                     Respectfully submitted,

                                     The Audit Committee

                                     Charles A. Balfour
                                     Charles E. Hancock, M.D.
                                     David O. Lewis
                                     Cochran A. Scott, Jr.
                                     Richard L. Singletary, Jr.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 2004 with respect to ownership of the outstanding common stock of the Company by (i) each director and executive officer of the Company, (ii) all directors and executive officers of the Company, as a group, and (iii) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock:

                                      Shares           Percent of Outstanding
   Name                         Beneficially Owned(1)       Shares(2)
   ----                         ---------------------  ----------------------
Charles A. Balfour                    22,440(3)                1.5%
Stephen H. Cheney                     76,419(4)                5.2%
David A. Cone                          7,305(5)                 *
Charles E. Hancock, M.D.              29,975(6)                2.0%
Charles H. Hodges, III                44,797(7)                3.0%
Harold L. Jackson                     14,595(8)                 *
David O. Lewis                         2,500(9)                 *
Charles W. McKinnon, Jr.              28,525(10)               1.9%
Randall L. Moore                      31,800(11)               2.2%
Diane W. Parker                       22,820(12)               1.6%
Cochran A. Scott, Jr.                 37,100(13)               2.5%
Richard L. Singletary, Jr.            73,476(14)               5.0%
  All executive officers
  and directors as a
  group (12 persons)                 391,752(15)              26.1%
______________________________
*    Less than 1%.

<FN1>
(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
<FN2>
(2) The percentages are based upon 1,467,352 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 1,467,352 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.
<FN3>
(3) Includes 5,000 shares held by Mr. Balfour as custodian for his children and 1,440 shares earned pursuant to the 2000 Directors' Plan.
<FN4>
(4) Includes 722 shares held in Mr. Cheney's wife's individual retirement account, 30,000 shares held in Mr. Cheney's father's individual retirement account for the benefit of Mr. Cheney, 3,800 shares earned pursuant to the 2000 Directors' Plan, and 2,593 shares earned pursuant to the Bonus Plan. Mr. Cheney's address is 301 N. Broad Street, Thomasville, Georgia 31792.
<FN5>
(5)    Includes 1,705 shares earned pursuant to the 2000 Directors' Plan.
<FN6>
(6)    Includes 2,010 shares earned pursuant to the 2000 Directors' Plan.
<FN7>
(7) Includes 1,534 shares held by Mr. Hodges as custodian for his children, 3,430 shares earned pursuant to the 2000 Directors' Plan, and 1,878 shares earned pursuant to the Bonus Plan.
<FN8>
(8)    Includes 1,595 shares earned pursuant to the 2000 Directors' Plan.


                                         12

<FN9>
(9)    Includes 1,800 shares earned pursuant to the 2000 Directors' Plan.
<FN10>
(10) Includes 12,200 shares held in Mr. McKinnon's individual retirement account and 3,570 shares earned pursuant to the 2000 Directors' Plan.
<FN11>
(11)   Includes 1,800 shares earned pursuant to the 2000 Directors' Plan.
<FN12>
(12) Shares are held in trust in the name of Central Memphis Company, c/o First Tennessee Bank Trust Division. Includes 1,320 shares earned pursuant to the 2000 Directors' Plan.
<FN13>
(13) Includes 24,000 shares held by Mr. Scott as custodian for his children and 2,200 shares earned pursuant to the 2000 Directors' Plan.
<FN14>
(14) Includes 5,246 shares held in Mr. Singletary's individual retirement account, 10,000 shares owned by Mr. Singletary's wife and 4,489 shares held in Mr. Singletary's wife's individual retirement account and includes 3,860 shares earned pursuant to the 2000 Directors' Plan. Mr. Singletary's address is 102 Chukkars Drive, Thomasville, Georgia 31792.
<FN15>
(15) Includes 28,530 shares earned pursuant to the 2000 Directors' Plan and 4,471 shares awarded pursuant to the Bonus Plan.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2003, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.


                      INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee, has approved the selection of Francis & Co., CPAs, which served as the Company's independent public accountants for the year ended December 31, 2003, as the Company's independent public accountants to audit the books of the Company for the current fiscal year, to report on the consolidated balance sheets and related statements of income, changes in shareholders' equity and cash flows of the Company and to perform such other appropriate accounting services as may be required by the Company.

     Representatives of Francis & Co. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Audit Fees. The aggregate fees billed for professional services rendered by Francis & Co. for the audit of the Company's annual financial statements and review of the financial statements included in the Company's quarterly reports on Form 10-QSB were $69,200 for 2003 and $55,700 for 2002.

     Audit-Related Fees. The aggregate fees billed by Francis & Co. for audit-related services were $9,700 for 2003 and $0 for 2002. These fees related to additional audit services in connection with securities and banking regulatory filings.

     Tax Fees. The aggregate fees billed for professional services rendered by Francis & Co. for tax compliance, tax advice and tax planning were $4,100 for 2003 and $3,900 for 2002. These fees related to the preparation of federal, state and local tax returns.

     All Other Fees. The aggregate fees billed by Francis & Co., other than for services reported above, were $17,280 in 2003 and $36,176 in 2002. These fees related to services provided in connection with securities and banking regulatory filings.

     All services described above were pre-approved by the Audit Committee.


                                  OTHER MATTERS

ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-KSB

     Additional information concerning the Company, including financial statements, is provided in the Company's 2003 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Ms. Hollie Lloyd, Senior Operations Officer, at the offices of the Company, 301 North Broad Street, Thomasville, Georgia 31792. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the 2004 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

                                       By Order of The Board of Directors,

                                       /s/ Stephen H. Cheney

                                       Stephen H. Cheney
                                       Chairman and Chief Executive Officer

Thomasville, Georgia
April 21, 2004

                            FINANCIAL APPENDIX
                            ------------------

Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                             A-1

Report of Independent Accountants                                       A-9

Consolidated Financial Statements

     Consolidated Balance Sheets                                        A-10

     Consolidated Statements of Income                                  A-11

     Consolidated Statements of Changes in Shareholders' Equity         A-12

     Consolidated Statements of Cash Flows                              A-13

     Notes to Consolidated Financial Statements                         A-14

Market for Registrant's Common Equity and Related
  Stockholder Matters                                                   A-45

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements and related notes included elsewhere herein.

OVERVIEW

     The Company's results of operations are largely dependent on interest income, which is the difference between the interest earned on loans and securities and interest paid on deposits and borrowings. The results of operations are also affected by the level of income/fees from loans, deposits, borrowings, as well as operating expenses, the provision for loan losses, the impact of federal and state income taxes, and the relative levels of interest rates and economic activity.

     For 2003, the Company anticipated a higher net interest income as the Bank continued to expand its base of earning assets. While it was evident early on that interest rates would not increase, management was confident in its ability to reduce the Bank's cost of funds faster than the reduction in the yield on earning assets. This coupled with an expansion in earning assets would compensate for the anticipated compression in the net yield on earning assets.

     To mitigate the impact of a declining interest rate environment, the Company focused on non-interest income opportunities, especially fee income from Joseph Parker & Company, Inc. ("JPC") and TNB Financial Services, Inc. ("TNBF"). The Company also focused on reducing its cost of funds as rates continued to decline. Management believes that it was successful on both fronts, as fee income increased by $709,000 to $2,075,000, and interest expense was reduced by $672,000 to $3,574,000.

     Looking ahead to 2004, the Company expects continued compression in the net yield on earning assets. Management plans to mitigate the impact of the continued compression with prudent asset growth, non-interest income growth generation, and expense control. Additionally, there are a number of initiatives that are expected to contribute to 2004 and beyond. These initiatives include:

     * combining the operations of JPC with TNBF to achieve higher productivity and lower costs; and
     * investment in additional new business development capabilities and process improvements within the lending area.


CRITICAL ACCOUNTING POLICIES

     Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and could potentially result in materially different results under different assumptions and conditions. The

Company believes that the most critical accounting policies upon which its financial condition depends, and which involve the most complex or subjective decisions or assessments are as follows:

     Allowance for Loan Losses. Arriving at an appropriate level of allowance for loan losses involves a high degree of judgment. The Company's allowance for loan losses provides for probable losses based upon evaluations of known and inherent risks in the loan portfolio. Management uses historical information to assess the adequacy of the allowance for loan losses as well as the prevailing business environment; as it is affected by changing economic conditions and various external factors, which may impact the portfolio in ways currently unforeseen. The allowance is increased by provisions for loan losses and by recoveries of loans previously charge-off and reduced by loans charged-off. For a full discussion of the Company's methodology of assessing the adequacy of the allowance for loan losses, see the "Allowance for Loan Losses" discussion below, as well as Note 2 in the Company's consolidated financial statements included in this Report.

     Income Taxes. The Company estimates income tax expense based on the amount it expects to owe various tax authorities. Taxes are discussed in more detail in Note 13 of the consolidated financial statements. Accrued taxes represent the net estimated amount due to or to be received from taxing authorities. In estimating accrued taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions taking into account statutory, judicial and regulatory guidance in the context of its tax position. Although the Company uses available information to record accrued income taxes, underlying estimates and assumptions can change over time as a result of unanticipated events or circumstances such as changes in tax laws influencing the Company's overall tax position.

     Valuation of Goodwill/Intangible Assets and Analysis for Impairment. In its endeavor to enhance shareholders' value, the Company acquired JPC in July 2002. JPC is a well established money management firm with approximately $200 million under management. The Company utilized the purchase method to reflect the acquisition of JPC. Accordingly, the Company was required to record assets acquired and liabilities assumed at their fair value which is an estimate determined by the use of internal or other valuation techniques. These valuation estimates result in goodwill and other intangible assets. Goodwill is subject to ongoing periodic impairment tests and is evaluated using various fair value techniques including multiples of price/equity and price/earnings ratios.


RESULTS OF OPERATIONS

     For 2003, total assets grew by $20.1 million to $205.5 million. Cash and cash equivalents decreased by $7.0 million to $6.5 million; securities grew by $1.8 million to $9.4 million; loans expanded by $24.8 million to $179.7 million; and all remaining assets grew by $.5 million to $9.8 million.

     To fund the growth in assets, the Company was able to increase deposits by $11.6 million to $165.5 million; borrowings grew by $4.7 million to $19.9 million; federal funds purchased grew by $2.3 million to $2.3 million; and the equity accounts expanded by $1.5 million to $17.3 million.

Net Interest Income

     The Company's results of operations are determined by its ability to effectively manage interest income and expense, minimize loan and investment losses, generate non-interest income, and control non-interest expense. Since interest rates are determined by market forces and economic conditions beyond the control of the Company, the ability to generate net interest income is dependent upon the Company's ability to maintain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities, such as deposits and borrowings. Thus, net interest income is the key performance measure of income.

     Presented below are various components of assets and liabilities, interest income and expense as well as their yield/cost for the period indicated.

                                 Year Ended                Year Ended
                              December 31, 2003         December 31, 2002
                              -----------------         -----------------
                                   Interest                   Interest
                           Average  Income/  Yield/   Average  Income/ Yield/
                           Balance  Expense   Cost    Balance  Expense  Cost
                           -------  -------   ----    -------  -------  ----
                                        (Dollars in thousands)
Federal funds sold         $  5,405  $    56  1.04%  $  4,443  $    78  1.76%
Securities                    8,022      298  3.71%     7,636      403  5.28%
Loans, net                  166,639   10,091  6.06%   146,018    9,628  6.59%
                            -------   ------          -------   ------
   Total earning assets    $180,066  $10,445  5.80%  $158,097  $10,109  6.39%
                            =======   ======          =======   ======

Interest bearing deposits  $140,765  $ 2,877  2.04%  $125,607  $ 3,724  2.96%
Other borrowings             16,595      697  4.20%    12,230      522  4.27%
                            -------   ------          -------   ------
   Total interest
   -bearing liabilities    $157,360  $ 3,574  2.27%  $137,837  $ 4,246  3.08%
                            =======   ======          =======   ======

Net yield on earning assets                   3.82%                     3.71%

     Net yield on interest-earning assets for 2003 and 2002 was 3.82% and 3.71%, respectively. The Company was able to increase its net yield on earning assets despite a general decline in the interest rate environment. This was achieved primarily due to a robust loan demand, and management's ability to reduce the cost of funds faster than the reduction in the yield on earning assets.

Non-Interest Income

     Non-interest income for 2003 and 2002 amounted to $2,074,606 and $1,365,950, respectively. As a percent of average assets, non-interest income increased from .80% in 2002 to 1.07% in 2003. The increase in non-interest income is primarily due to fee income generated by JPC for money management services, as well as fee income generated by TNBF for financial planning, trusts, wills, estates, and investments. The Bank was also able to increase service charges and other fees on deposit accounts.

     The following table summarizes the major components of non-interest income for the years ended December 31, 2003 and 2002.

                                            Year ended December 31,
                                            -----------------------
                                              2003            2002
                                              ----            ----
                                                 (In thousands)
   Fees, money management                   $   918         $   497
   Service fees on deposit accounts             662             541
   Miscellaneous, other                         495             328
                                            -------         -------
      Total non-interest income             $ 2,075         $ 1,366
                                            =======         =======

Non-Interest Expense

     Non-interest expense increased from $4,388,752 in 2002 to $5,499,396 in 2003. As a percent of total average assets, non-interest expense increased from 2.57% in 2002 to 2.86% in 2003. The increase is primarily due to costs associated with the expansion of TNBF and JPC. Management expects these costs to stabilize in 2004.

     The following table summarizes the major components of non-interest expense for 2003 and 2002.

                                            2003            2002
                                            ----            ----
                                               (In thousands)
     Salaries and benefits                $  3,035        $  2,261
     Data processing, ATM                      193             201
     Advertising and public relations          243             204
     Depreciation, amortization                430             353
     Other operating expenses                1,598           1,370
                                           -------         -------
        Total non-interest expense        $  5,499        $  4,389
                                           =======         =======

Allowance for Loan Losses

     During 2003, the allowance for loan losses increased from $1,722,097 to $1,960,822. As a percent of gross loans, the allowance for loan losses declined from 1.10% in 2002 to 1.08% in 2003. Net charge-offs during 2003 amounted to

$181,275, or .11% of average loans. During 2002, the allowance for loan losses increased from $1,564,769 to $1,722,097. As a percent of gross loans, the allowance for loan losses declined from 1.15% in 2001 to 1.10% in 2002. Net charge-offs during 2002 amounted to $83,000, or .06% of average loans. As of December 31, 2003, management considers the allowance for loan losses to be adequate to absorb future losses. However, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions to the allowance will not be required.


INTEREST RATE SENSITIVITY

     Net interest income, the Company's primary source of earnings, fluctuates with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any time constitute interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to manage rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize the Company's overall interest rate risk.

     The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet, there should be a focus on expanding the various funding sources. The interest rate sensitivity position at December 31, 2003 is presented in the following table. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. Since all interest rates and yields do not adjust at the same pace, the gap is only a general indicator of rate sensitivity.

                                   After
                                   three    After     After
                                   months    six       one
                                    but     months   year but
                          Within   within    but      within   After
                          three     six     within     five    five
                          months   months  one year    years   years   Total
                         ------   ------  --------  --------  -----    -----
                                     (Dollars in thousands)
EARNING ASSETS
Loans                   $ 81,373 $ 16,005  $ 10,048  $70,646 $ 3,639  $181,711
Available-for-sale
 securities                 --        709     1,656    3,919   3,127     9,411
Federal funds sold           390     --        --       --      --         390
                         -------  -------   -------   ------  ------   -------
Total earning assets    $ 81,763 $ 16,714  $ 11,704  $74,565 $ 6,766  $191,512
                         =======  =======   =======   ======  ======   =======

SUPPORTING SOURCE OF FUNDS
Federal funds
  purchased             $  2,264 $   --    $   --    $  --   $  --    $  2,264
Interest-bearing demand
  deposits and savings    93,082     --        --       --      --      93,082
Certificates,
  less than $100M         14,115    7,388     4,822    5,375    --      31,700
Certificates,
  $100M and over           6,710    3,110     4,187    4,718    --      18,725
Borrowings                    83      357       167    6,442  12,845    19,894
                         -------  -------   -------   ------  ------   -------
Total interest-
  bearing liabilities   $116,254 $ 10,855  $  9,176  $16,535 $12,845  $165,665
                          ======  =======   =======   ======  ======   =======

Interest rate
  sensitivity gap       $(34,491) $  5,859  $  2,528  $58,030 $(6,079) $25,847

Cumulative gap          $(34,491) $(28,632) $(26,104) $31,926 $25,847  $25,847

Interest rate
  sensitivity gap ratio    0.70      1.54      1.28     4.51    0.53     1.16

Cumulative interest rate
  sensitivity gap ratio    0.70      0.77      0.81     1.21    1.16     1.16

     As evidenced by the table above, at December 31, 2003, the Company was liability sensitive up to one year, and asset sensitive thereafter. In a declining interest rate environment, a liability sensitive position (a gap ratio of less than 1.0) is generally more advantageous since liabilities are repriced sooner than assets. Conversely, in a rising interest rate environment, an asset sensitive position (a gap ratio over 1.0) is generally more advantageous as earning assets are repriced sooner than the liabilities. With respect to the Company, an increase in interest rates would reduce income for one year and increase income thereafter. Conversely, a decline in interest rates would increase income for one year and decrease income thereafter. This, however, assumes that all other factors affecting income remain constant.

     As the Company continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. The Bank's Asset/Liability Committee meets on a quarterly basis and develops management's strategy for the upcoming period. This strategy includes anticipations of future interest rate movements.


LIQUIDITY

     Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. These funds can be obtained by converting assets to cash or by attracting new deposits. The Company's primary source of liquidity is its ability to maintain and increase deposits through the Bank. Deposits grew by $11.6 million during 2003 and by $21.2 million in 2002.

     Below are the pertinent liquidity balances and ratios at December 31, 2003 and 2002:

                                     December 31, 2003    December 31, 2002
                                     -----------------    -----------------
                                              (Dollars in thousands)
  Cash and cash equivalents              $ 6,531              $13,542
  Securities                               9,411                7,658
  CDs, over $100,000
   to total deposits ratio                 11.3%                14.1%
  Loan to deposit ratio                   108.6%               100.6%
  Brokered deposits                        --                   --

     Cash and cash equivalents are the primary source of liquidity. At December 31, 2003, cash and cash equivalents amounted to $6.5 million, representing 3.2% of total assets. Securities available for sale provide a secondary source of liquidity. At December 31, 2003, total securities amounted to $9.4 million, representing 4.6% of total assets.

     At December 31, 2003, large denomination certificates accounted for 11.3% of total deposits. As a percent of total deposits, large denomination certificates declined from 14.1% in 2002 to 11.3% in 2003. Large denomination CDs are generally more volatile than other deposits. As a result, management continually monitors the competitiveness of the rates it pays on its large denomination CDs and periodically adjusts its rates in accordance with market demands. Significant withdrawals of large denomination CDs may have a material adverse effect on the Bank's liquidity. Management believes that since a majority of the large denomination CDs were obtained from Bank customers residing in Thomas County, Georgia, the volatility of such deposits is lower than if such deposits were obtained from depositors residing outside of Thomas County, as outside depositors are believed to be more likely to be interest rate sensitive.

     Brokered deposits are deposit instruments, such as certificates of deposit, deposit notes, bank investment contracts and certain municipal investment contracts that are issued through brokers and dealers who then offer and/or sell these deposit instruments to one or more investors. As of December 31, 2003, the Company had no brokered deposits in its portfolio.

     Management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in the Company's liquidity increasing or decreasing in any material way in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

     In the normal course of business, the Bank enters into certain off-balance sheet transactions that are connected with meeting the financing needs of its customers. These off-balance sheet arrangements consist of letters of credit and commitments to extend credit.

     At December 31, 2003 and 2002, the Company had unused loan commitments of approximately $21.2 million and $17.6 million, respectively. Additionally, standby letters of credit of approximately $2,732,500 and $988,000 were outstanding at December 31, 2003 and 2002, respectively. The majority of these commitments are collateralized by various assets. No material losses are anticipated as a result of these transactions.


CAPITAL ADEQUACY

     There are primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio.

     Risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, non-cumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

     The second measure of capital adequacy relates to the leverage ratio. The OCC has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital by total assets.

     The table below illustrates the Bank's and Company's regulatory capital ratios at December 31, 2003:

                                                          Minimum
                                                         Regulatory
                                    December 31, 2003    Requirement
                                    -----------------    -----------
 Bank
 ----
 Tier 1 Capital                            9.9%              4.0%
 Tier 2 Capital                            1.3%              N/A
    Total risk-based capital ratio        11.2%              8.0%
 Leverage ratio                            8.1%              3.0%

 Company - Consolidated
 ----------------------
 Tier 1 Capital                           10.5%              4.0%
 Tier 2 Capital                            1.2%              N/A
    Total risk-based capital ratio        11.7%              8.0%
 Leverage ratio                            8.6%              3.0%

     The above ratios indicate that the capital positions of the Company and the Bank are sound and that the Company is well positioned for future growth.

                          REPORT OF INDEPENDENT ACCOUNTANTS
                          ---------------------------------



Board of Directors and Shareholders
Thomasville Bancshares, Inc.
Thomasville, Georgia

     We have audited the accompanying consolidated balance sheets of Thomasville Bancshares, Inc., (the "Company"), and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Thomasville Bancshares, Inc., and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.


/s/Francis & Co., CPAs

Atlanta, Georgia
March 6, 2004

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                         Consolidated Balance Sheets


                                                  As of December 31,
                                          ----------------------------------
                                               2003                 2002
                                          -------------        -------------
ASSETS
------
Cash and due from banks                   $   6,142,076        $  11,827,153
Federal funds sold, net                         389,703            1,714,481
                                           ------------         ------------
  Total cash and cash equivalents         $   6,531,779        $  13,541,634
Securities:
 Available-for-sale at fair value             9,410,892            7,658,460
Loans, net                                  179,749,910          154,899,944
Property and equipment, net                   4,281,826            4,168,044
Goodwill                                      3,417,259            3,417,259
Other assets                                  2,098,506            1,703,006
                                           ------------         ------------
  Total Assets                            $ 205,490,172        $ 185,388,347
                                           ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Liabilities:
 Deposits
  Non-interest bearing deposits           $  21,993,126        $  22,324,716
  Interest bearing deposits                 143,506,633          131,595,672
                                           ------------         ------------
       Total deposits                     $ 165,499,759        $ 153,920,388
Federal funds purchased                       2,264,000              -  -
Borrowings                                   19,893,654           15,150,845
Other liabilities                               531,253              608,374
                                           ------------         ------------
  Total Liabilities                       $ 188,188,666        $ 169,679,607
                                           ------------         ------------

Commitments and Contingencies

Shareholders' Equity:
 Common stock, 1.00 par value, 10,000,000
 shares authorized; 1,467,038 (2003) and
 1,443,558 (2002) shares issued
 and outstanding                          $   1,467,038        $   1,443,558
Paid-in-capital                               9,082,318            8,761,714
Retained earnings                             6,759,183            5,452,079
Accumulated other comprehensive income           (7,033)              51,389
                                           ------------         ------------
   Total Shareholders' Equity             $  17,301,506        $  15,708,740
                                           ------------         ------------
   Total Liabilities
    and Shareholders' Equity              $ 205,490,172        $ 185,388,347
                                           ============         ============

           Refer to notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                        CONSOLIDATED STATEMENTS OF INCOME

                                          For the Years Ended December 31,
                                      ----------------------------------------
Interest Income:                          2003          2002          2001
---------------                           ----          ----          ----
 Interest and fees on loans           $ 10,090,619  $  9,627,721  $  9,760,452
 Interest on investment securities         298,329       403,476       588,166
 Interest on federal funds sold             55,557        77,899       190,606
                                      ------------  ------------  ------------
    Total interest income             $ 10,444,505  $ 10,109,096  $ 10,539,224

Interest Expense:
----------------
 Interest on deposits and borrowings     3,573,702     4,245,679     5,208,018
                                      ------------  ------------  ------------
Net interest income                   $  6,870,803  $  5,863,417  $  5,331,206
Provision for possible loan losses         420,000       240,000       415,000
                                      ------------  ------------  ------------
Net interest income after provision
 for possible loan losses             $  6,450,803  $  5,623,417  $  4,916,206
                                      ------------  ------------  ------------
Other Income:
------------
 Fees, money management               $    918,069  $    496,420  $     -  -
 Service fees on deposit accounts          662,128       541,302       547,325
 Miscellaneous, other                      494,409       328,228       263,002
                                      ------------  ------------  ------------
     Total other income               $  2,074,606  $  1,365,950  $    810,327
                                      ------------  ------------  ------------
Other Expenses:
--------------
  Salaries and benefits               $  3,034,607  $  2,260,889  $  1,711,444
  Data processing and ATM                  193,374       201,463       157,617
  Advertising and public relations         242,983       203,889       136,623
  Depreciation and amortization            430,461       352,509       298,327
  Professional fees                        290,735       293,313       136,623
  Other operating expenses               1,307,236     1,076,689       753,452
                                      ------------  ------------  ------------
     Total other expenses             $  5,499,396  $  4,388,752  $  3,194,086
                                      ------------  ------------  ------------
Income before income tax              $  3,026,013  $  2,600,615  $  2,532,447
Income tax                               1,069,308       843,647       850,420
                                      ------------  ------------  ------------
Net income                            $  1,956,705  $  1,756,968  $  1,682,027
                                      ============  ============  ============

Basic earnings per share              $       1.36  $       1.23  $       1.21
                                      ============  ============  ============
Diluted earnings per share            $       1.35  $       1.19  $       1.16
                                      ============  ============  ============

Weighted average number of
shares outstanding:
     Basic                               1,443,830     1,433,866     1,395,000
                                      ============  ============  ============
     Diluted                             1,446,081     1,480,223     1,447,372
                                      ============  ============  ============


           Refer to notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003


                                                       Accumulated
                                                          Other
                 Common Stock        Paid                Compre-
              ------------------     -in-      Retained  hensive
              Shares   Par Value    Capital    Earnings  Income      Total
              ------   ---------    -------    --------  ------      -----

Balance,
 December 31,
 2000        1,395,000 $1,395,000 $8,112,061 $3,071,334 $   1,853  $12,580,248
             ---------  ---------  ---------  ---------  --------   ----------
Comprehensive income:
 Net income,
  2001          --          --         --     1,682,027     --       1,682,027
 Net unrealized
  gain,
  securities    --          --         --        --        26,241       26,241
             ---------  ---------  ---------  ---------  --------   ----------
Total
 comprehensive
 income         --          --         --     1,682,027    26,241    1,708,268

Stock options,
  restricted
  stock         --          --        88,847     --        --           88,847

Dividends
 paid            --         --         --      (488,250)    --        (488,250)
             ---------  ---------  ---------  ---------  --------   ----------
Balance,
 December 31,
 2001        1,395,000 $1,395,000 $8,200,908 $4,265,111 $  28,094  $13,889,113
             ---------  ---------  ---------  ---------  --------   ----------

Comprehensive income:
 Net income,
  2002          --          --         --     1,756,968     --       1,756,968
 Net unrealized
  gain,
  securities    --          --         --        --        23,295       23,295
             ---------  ---------  ---------  ---------  --------   ----------
Total
 comprehensive
 income         --          --         --     1,756,968    23,295    1,780,263

Stock options,
  restricted
  stock         --          --        88,204     --        --           88,204

Purchase of
 stock         (36,442)   (36,442)  (692,398)    --        --         (728,840)

Sale of
 treasury
 stock          36,442     36,442    692,398     --        --          728,840

Exercise of
 options        30,000     30,000    120,000     --        --          150,000

Issuance of
 stock          18,558     18,558    352,602     --        --          371,160

Dividends
 paid            --         --         --      (570,000)    --        (570,000)
             ---------  ---------  ---------  ---------  --------   ----------
Balance,
 December 31,
 2002        1,443,558 $1,443,558 $8,761,714 $5,452,079 $  51,389  $15,708,740
             ---------  ---------  ---------  ---------  --------   ----------

Comprehensive income:
 Net income,
  2003          --          --         --     1,956,705     --       1,956,705
 Net unrealized
  (loss),
  securities    --          --         --        --       (58,422)     (58,422)
             ---------  ---------  ---------  ---------  --------   ----------
Total
 comprehensive
 income         --          --         --     1,956,705   (58,422)   1,898,283

Issuance
 of stock       23,480     23,480    216,654     --        --          240,134

Restricted
  stock         --          --       103,950     --        --          103,950

Dividends
 paid            --         --         --      (649,601)    --        (649,601)
             ---------  ---------  ---------  ---------  --------   ----------
Balance,
 December 31,
 2003        1,467,038 $1,467,038 $9,082,318 $6,759,183 $  (7,033) $17,301,506
             =========  =========  =========  =========  ========   ==========


           Refer to notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                          For the Years Ended December 31,
                                      ----------------------------------------
Cash flows from operating activities:     2003          2002          2001
------------------------------------      ----          ----          ----
  Net income                          $  1,956,705  $  1,756,968  $  1,682,027
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
      Provisions for loan losses           420,000       240,000       415,000
      Depreciation                         430,461       352,509       298,327
      Net (accretion), securities          (62,592)      110,383       (78,208)
      Deferred asset                       103,950        88,204        88,847
  (Increase) in receivables
   and other assets                       (395,500)     (180,223)      142,270
  Increase in payables
   and other liabilities                 2,186,879       (57,832)       32,585
                                      ------------  ------------  ------------
Net cash provided by
  operating activities                $  4,639,903  $  2,310,009  $  2,580,848
                                      ------------  ------------  ------------

Cash flows from investing activities:
------------------------------------
   Purchase of equity, JPC            $     -  -    $    (79,066) $     -  -
   Purchase of subsidiary, goodwill         -  -      (3,417,259)       -  -
   Purchase of securities, AFS          (7,028,262)   (6,131,320)  (12,394,650)
   Maturity and calls
     of securities, AFS                  5,280,000     5,600,000    17,000,000

   Decrease in other
     real estate owned                     -  -           -  -         137,844
   (Increase) in loans, net            (25,269,966)  (20,804,205)  (27,632,273)
   Purchase of premises
     and equipment                        (544,243)     (825,739)     (558,716)
                                      ------------  ------------  ------------
Net cash used in investing activities $(27,562,471) $(25,657,589) $(23,447,795)
                                      ------------  ------------  ------------

Cash flows from financing activities:
------------------------------------
   Exercise of stock options          $    165,000  $    150,000  $    -  -
   Issuance of stock                        75,134       371,160       -  -
   Increase in deposits                 11,579,371    21,207,331    6,819,262
   Increase in borrowed funds            4,742,809     9,150,845    4,000,000
   Dividends paid                         (649,601)     (570,000)    (488,250)
                                      ------------  ------------  ------------
Net cash provided
   by financing activities            $ 15,912,713  $ 30,309,336  $ 10,331,012
                                      ------------  ------------  ------------

Net increase/(decrease) in cash
   and cash equivalents               $ (7,009,855) $  6,961,756  $(10,535,935)
Cash and cash equivalents,
    beginning of period                 13,541,634     6,579,878    17,115,813
                                      ------------  ------------  ------------
Cash and cash equivalents, end period $  6,531,779  $ 13,541,634  $  6,579,878
                                      ============  ============  ============

Supplemental Information:

Income taxes paid                     $  1,038,778  $    820,617  $    843,500
                                      ============  ============  ============

Interest paid                         $  3,627,448  $  4,409,382  $  5,160,637
                                      ============  ============  ============

           Refer to notes to the consolidated financial statements.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 1 - ORGANIZATION OF THE BUSINESS

     Thomasville Bancshares, Inc., Thomasville, Georgia (the "Company") was organized in January, 1995 to serve as a holding company for a proposed de novo bank, Thomasville National Bank, Thomasville, Georgia (the "Bank"). The Company commenced banking operations on October 2, 1995. The Bank is primarily engaged in the business of obtaining deposits and providing commercial consumer and real estate loans to the general public. The Bank operates out of two banking offices, both in Thomasville, Georgia. The Bank's deposits are each insured up to $100,000 by the Federal Deposit Insurance Corporation (the "FDIC") subject to certain limitations imposed by the FDIC. In 2001, the Bank formed a subsidiary, TNB Financial Services, Inc. (the "TNBF"). TNBF commenced operations in early 2002 by providing financial services, such as financial planning, investments, trusts, wills and estates. In mid 2002, the Company acquired Joseph Parker & Co., Inc. (the "JPC"), a well established local money management firm with approximately $200 million under management. Following the acquisition, JPC became a wholly-owned subsidiary of the Company.


NOTE 2 - SUMMARY OF  SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION AND RECLASSIFICATION. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior years' amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on net income or shareholders' equity.

     BASIS OF ACCOUNTING. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States and to general practices in the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and income and expenses during the reporting periods. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for possible loan losses and the valuation of real estate acquired in connection with foreclosure proceedings.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     CASH AND DUE FROM BANKS. The Company maintains deposit relationships with other banks which deposits amounts, at times, may exceed federally insured limits. The Company has not experienced any material loss from such deposit relationships.

     INVESTMENT SECURITIES. Investment securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are reported at amortized cost. Investment securities held for current resale are classified as trading securities and are reported at fair value, with unrealized gains and losses included in earnings. Investment securities not classified either as securities held-to-maturity or trading securities are classified as available-for-sale. Generally, in the available-for-sale category are securities that are held to meet investment objectives such as interest rate risk, liquidity management and asset-liability management strategies among others. Available-for-sale securities are reported at fair market with unrealized holding gains and losses reported in a separate component of accumulated other comprehensive income, net of applicable deferred income taxes. The classification of investment securities as held-to-maturity, trading or available-for-sale is determined at the date of purchase.

     Realized gains and losses from sales of investment securities are determined based upon the specific identification method. Premiums and discounts are recognized in interest income using the level-yield method over the period to maturity.

     Management periodically evaluates investment securities for other than temporary declines in value and records losses, if any, through an adjustment to earnings.

     LOANS, INTEREST AND FEE INCOME ON LOANS. Loans are reported at their outstanding principal balance adjusted for charge-off, unearned discount, unamortized loan fees and the allowance for possible loan losses. Interest income is recognized over the term of the loan based on the principal amount outstanding. Non-refundable loan fees are taken into income to the extent they represent the direct cost of initiating a loan; the amount in excess of direct costs is deferred and amortized over the expected life of the loan.

     Impaired loans are loans that based upon current information, it is deemed probable that the Company will be unable to collect all amounts due according to the contractual terms of the agreement. Impaired loans may include accruing as well as non-accruing loans. Accounting standards require impaired loans to be measured based on: (a) the present value of expected future cash flows discounted at the loan's original effective interest rate; or (b) the loan's observable market price; or (c) the fair value of the collateral if the loan is collateral dependent.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     Accrual of interest on loans is discontinued either when (i) reasonable doubt exists as to the full or timely collection of interest or principal,
(ii) a loan becomes contractually past due by 90 days or more with respect to interest or principal, or (iii) the terms of the loan have been renegotiated due to a serious weakening of the borrower's financial condition. When a loan is placed on non-accrual status, all interest previously accrued but not collected is reversed against current period interest income, and the loan is accounted for on the cash or cost recovery method. Loans are returned to accruing status only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest. Restructured loans are those loans on which concessions in terms have been granted because of the borrower's financial or legal difficulties. Interest is generally accrued on such loans in accordance with the renegotiated terms.

     ALLOWANCE FOR POSSIBLE LOAN LOSSES.   The allowance for possible loan
losses (the "Allowance") represents management's estimate of probable losses inherent in the loan portfolio. The Allowance is established through provisions charged to operations. Loans deemed to be uncollectible are charged against the Allowance, and subsequent recoveries, if any, are credited to the Allowance.
The adequacy of the Allowance is based on management's evaluation of the loan portfolio under current economic conditions, past loan loss experience, adequacy of underlying collateral, changes in the nature and volume of the loan portfolio, review of specific problem loans, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. The evaluation for the adequacy of the Allowance is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Various regulatory agencies, as an integral part of their examination process, periodically review the Company's Allowance. Such agencies may require the Company to recognize additions to the Allowance based on their judgments about information available to them at the time of their examination.

     PROPERTY AND EQUIPMENT. Building, furniture, and equipment are stated at cost, net of accumulated depreciation. Land is carried at cost. Depreciation is computed using the straight line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations, while major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in operations. The Company had no capitalized lease obligations at December 31, 2003 and 2002.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     OTHER REAL ESTATE. Other real estate represents property acquired by the Company in satisfaction of a loan. Other real estate is carried at the lower of: (i) cost; or (ii) fair value less estimated selling costs. Fair value is determined on the basis of current appraisals, comparable sales and other estimates of value obtained principally from independent sources. Any excess of the loan balance at the time of foreclosure over the fair value of the real estate held as collateral is treated as a loan loss and charged against the allowance for loan losses. Gain or loss on the sale of the property and any subsequent adjustments to reflect changes in fair value of the property are reflected in the income statement. Recoverable costs relating to the development and improvement of the property are capitalized whereas routine holding costs are charged to expense.

     INCOME TAXES. Deferred income taxes (included in other assets) are provided for temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements at the statutory tax rate. The components of other comprehensive income included in the consolidated statements of shareholders' equity have been computed based upon a 34% effective tax rate.

     CASH AND CASH EQUIVALENTS. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased or sold for one day periods. The cash equivalents are readily convertible to known amounts of cash and present insignificant risk of changes in value due to maturity dates of 90 days or less.

     OPERATING SEGMENTS. The Company's business activities are currently confined to two segments: (i) community/urban banking, including traditional banking services (through the Bank) and other enhanced services, such as financial planning, investments, trusts (through TNBF), and; (ii) money management services (through JPC).

     INCOME PER SHARE. Basic income per share is determined by dividing net income by the weighted-average number of common shares outstanding. Diluted income per share is determined by dividing net income by the weighted average number of common shares outstanding increased by the number of common shares that would be issued assuming the exercise of stock options. This also assumes that only options with an exercise price below the existing market price will be exercised. In computing net income per share, the Company uses the treasury stock method.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     TRUST AND MONEY MANAGEMENT ASSETS AND INCOME. Property and funds held by the Company and its subsidiaries in a fiduciary or other capacity for the benefit of its customers are not included in the accompanying consolidated financial statements since such items are not assets of the Company. Income earned from fees charged against trust assets, including money management services, are recognized in the Company's consolidated income statements.

     STOCK-BASED COMPENSATION. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, "Accounting for Stock-Based Compensation." APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

     The following is a reconciliation of reported and pro-forma net income and net income per share for the periods below:

                                                Year Ended December 31,
                                        ------------------------------------
                                            2003         2002         2001
                                            ----         ----         ----
   Net income, as reported              $1,956,705   $1,756,968   $1,682,027
   Stock-based compensation expense          5,899        7,597       11,669
                                         ---------    ---------    ---------
   Pro-forma (fair value) net income    $1,950,806   $1,749,371   $1,670,358
                                         =========    =========    =========
   Basic income per share:
   As reported                          $     1.36   $     1.23   $     1.21
                                         =========    =========    =========
   Pro-forma                            $     1.35   $     1.22   $     1.20
                                         =========    =========    =========

   Diluted income per share:
   As reported                          $     1.35   $     1.19   $     1.16
                                         =========    =========    =========
   Pro-forma                            $     1.35   $     1.18   $     1.15
                                         =========    =========    =========

   Pro-forma value of option            $     3.00   $    N/A     $     7.70
                                         =========    =========    =========

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     The pro-forma (fair value) was estimated at the date of grant using the Black-Scholes option pricing model ("BLSC Model"). Note, however, that no options were granted during calendar year 2002. BLSC Model requires the input of highly subjective assumptions, including the expected stock price volatility, and risk-free interest rates. Since changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, existing models (such as the BLSC Model) do not necessarily provide a reliable single measure of the fair value of the Company's options.

     Below are details concerning the input assumptions utilized in conjunction with BLSC Model to produce the estimates for pro-forma (fair value) income for the periods below.

                                                Year Ended December 31,
                                        ------------------------------------
                                            2003         2002         2001
                                            ----         ----         ----
     Risk-free interest rate                3.95%        3.96%        5.0%
     Dividend yield                         2.1 %        2.0 %        2.3%
     Volatility factor                     15.5 %       23.0 %       18.8%
     Weighted average life of option       10 yrs       10 yrs       10 yrs

     GOODWILL AND OTHER INTANGIBLES. Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired in business combinations. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", ("SFAS No. 142") and, on October 1, 2002, adopted Statement of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions" ("SFAS No. 147"), which applies specifically to branch purchases that qualify as business combinations. Under SFAS No. 142 and No. 147, goodwill is no longer amortized but is subject to an annual impairment test. Under SFAS No. 142, the goodwill impairment assessment is performed at least annually. Based upon this assessment of the fair value of the reporting unit, the Company concluded the recorded value of goodwill was not impaired as of December 31, 2003.

     RECENT ACCOUNTING PRONOUNCEMENTS. In January 2003, the Financial Accounting Standards Board ("FASB") issued Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51 (the Interpretation), FASB Interpretation No. 46 ("FIN 46"). The purpose of this interpretation is to provide guidance on how to identify a variable interest entity (VIE) and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE need to be included in a company's consolidated financial statements. A company that holds variable interest in

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


an entity will need to consolidate that entity if the company's interest in the VIE is such that the company will absorb a majority of the VIE's expected losses and or receive a majority of the VIE's expected residual returns, if they occur. As of December 31, 2003, management believes that the Company does not have any VIE's which would be consolidated under the provisions of FIN 46.

     In December 2003, the FASB issued a revision of FIN 46. The Revised Interpretation codifies both the proposed modifications and other decisions previously issued through certain FASB Staff Positions (FSPs) and supersedes the original Interpretation to include: (1) deferring the effective date of the Interpretation's provisions for certain variable interests, (2) providing additional scope exceptions for certain other variable interests, (3) clarifying the impact of troubled debt restructurings on the requirement to reconsider
(a) whether an entity is a VIE or (b) which party is the primary beneficiary of a VIE, and (4) revising Appendix B of the Interpretation to provide additional guidance on what constitutes a variable interest. The revised Interpretation is effective for financial statements of periods ending after March 15, 2004.

     Adoption of the revised FIN 46 will not have an adverse effect on the Company's financial position, results of operations, or liquidity.

     SFAS NO. 149 "AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." In April 2003, the FASB issued SFAS No. 149, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," resulting in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and should be applied prospectively. Adoption of SFAS No. 149 will not have a material impact on the Company's financial position, results of operations or liquidity.

     SFAS NO. 150 "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY." In May 2003, the FASB issued SFAS No. 150, which establishes standards for how certain financial instruments with characteristics of both liabilities and equity should be measured and classified. Certain financial instruments with characteristics of both liabilities and equity will be required to be classified as a liability. This statement is effective for financial instruments entered into or modified after May 31, 2003, and July 1, 2003 for all other financial instruments with the exception of existing mandatorily redeemable financial instruments issued by limited life subsidiaries that have been indefinitely deferred from the scope

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


of the statements. The Company does not believe the adoption of SFAS 150 will have a material impact on the Company's financial position, results of operations or liquidity.

     STATEMENT OF POSITION 03-3 ("SOP 03-3"): "ACCOUNTING FOR CERTAIN LOANS OR DEBT SECURITIES ACQUIRED IN A TRANSFER." In December 2003, the American Institute of Certified Public Accountants ("AICPA") issued SOP 03-3. SOP 03-3 requires loans acquired through a transfer, such as a business combination, where there are differences in expected cash flows and contractual cash flows due in part to credit quality be recognized at their fair value. The excess of contractual cash flows over expected cash flows is not to be recognized as an adjustment of yield, loss accrual, or valuation allowance. Valuation allowances cannot be created nor "carried over" in the initial accounting for loans acquired in a transfer on loans subject to SFAS 114, "Accounting by Creditors for Impairment of a Loan." This SOP is effective for loans acquired after December 31, 2004, with early adoption encouraged. The Company does not believe the adoption of SOP 03-3 will have a material impact on the Company's financial position, results of operations or liquidity.

     In December 2003, the FASB issued a revision of SFAS No. 132, Employer's Disclosures about Pensions and Other Postretirement Benefits. Most of the provisions of the revised statements are effective for fiscal years ending after December 15, 2003. The Statement requires more detailed disclosures about plan assets, investment strategies, benefit obligations, cash flows, and the assumptions used in accounting for the plans. Adoption of the revision to SFAS No. 132 will not have a material impact on the Company's financial position, results of operations or liquidity.

     On December 11, 2003, the SEC Staff announced its intention to release a Staff Accounting Bulletin in order to clarify existing accounting practices relating to the valuation of issued loan commitments, including interest rate lock commitments, subject to Derivative Implementation Group Issue C-13, When a Loan Commitment is included in Scope of Statement 133. The new guidance is expected to require all registrants to begin accounting for these commitments subject to SFAS No. 133 as written options that would be reported as liabilities until they are exercised or expire. The provisions of this guidance are expected to be effective for loan commitments entered into after March 31, 2004. Management intends to adopt the provisions of this guidance effective April 1, 2004 and does not anticipate that the adoption will have a materially adverse effect on the Company's financial position, results of operations or liquidity.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 3 - FEDERAL FUNDS SOLD

     The Bank is required to maintain legal cash reserves computed by applying prescribed percentages to its various types of deposits. When the Bank's cash reserves are in excess of the required amount, the Bank may lend the excess to other banks on a daily basis. At December 31, 2003, the Bank was a net buyer in the federal funds market, while it was a net seller at December 31, 2002. Below is pertinent information:

                                                       December 31,
                                               -----------------------------
                                                    2003            2002
                                                    ----            ----
     Federal funds sold                          $  389,703      $1,714,481
     Federal funds purchased                     (2,264,000)         -  -
                                                 ----------       ---------
     Federal funds sold, net                    $(1,874,297)     $1,714,481
                                                 ==========       =========

NOTE 4 - SECURITIES AVAILABLE-FOR-SALE

     The amortized costs and estimated market values of securities available-for-sale as of December 31, 2003 follow:

                                             Gross
                                           Unrealized
                          Amortized        ----------         Estimated
Description                  Costs       Gains    Losses    Market Values
-----------               -----------    -----    ------    -------------
U.S. Agency              $  7,701,553  $ 25,806  $(36,463)  $  7,690,896
GA Tax-Credit Fund            399,996     -  -      -  -         399,996
Corporate equity              240,000     -  -      -  -         240,000
FRB, FHLB stock             1,080,000     -  -      -  -       1,080,000
                         ------------  --------  --------   ------------
   Total securities      $  9,421,549  $ 25,806  $(36,463)  $  9,410,892
                         ============  ========  ========   ============

     All national banks are required to hold FRB stock and all members of the Federal Home Loan Bank are required to hold FHLB stock. Since no ready market exists for either stock, both FRB and FHLB stocks are reported at cost.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     The amortized costs and estimated market values of securities available-for-sale as of December 31, 2002 follow:

                                             Gross
                                           Unrealized
                          Amortized        ----------         Estimated
Description                  Costs       Gains    Losses    Market Values
-----------               -----------    -----    ------    -------------
U.S. Agency              $  6,050,600  $ 77,860  $  -  -    $  6,128,460
GA Tax-Credit Fund            450,000     -  -      -  -         450,000
Corporate equity              240,000     -  -      -  -         240,000
FRB, FHLB stock               840,000     -  -      -  -         840,000
                         ------------  --------  --------   ------------
   Total securities      $  7,580,600  $ 77,860  $  -  -    $  7,658,460
                         ============  ========  ========   ============

     The amortized costs and estimated market values of securities available-for-sale at December 31, 2003, by contractual maturity, are shown in the following chart. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Amortized         Estimated
                                           Costs         Market Values
                                        -----------      -------------
      Due in one year or less           $ 2,345,721      $ 2,364,464
      Due after one through five years    3,955,832        3,919,369
      Due after five through ten years    1,799,996        1,807,059
      FRB, FHLB, corporate equity
       (no maturity)                      1,320,000        1,320,000
                                        -----------      -----------
          Total securities              $ 9,421,549      $ 9,410,892
                                        ===========      ===========

     There were no sales of securities during the calendar years 2003, 2002, and 2001. As of December 31, 2003 and 2002, securities with aggregate par values of $4,657,000 and $4,125,000, respectively, were pledged to secure public funds, repurchase agreements and for other purposes required or permitted by law.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 5 - LOANS

     The composition of net loans by major loan category, as of December 31, 2003 and 2002, follows:

                                                        December 31,
                                              -----------------------------
                                                   2003            2002
                                                   ----            ----
	Commercial, financial, agricultural     $  43,178,890   $  34,841,078
	Real estate - construction                  9,834,263      11,587,729
	Real estate - mortgage                    117,166,686     101,045,677
	Installment                                11,530,893       9,147,557
                                              -------------   -------------
	Loans, gross                            $ 181,710,732   $ 156,622,041
	Deduct:
	 Allowance for loan losses                 (1,960,822)     (1,722,097)
                                              -------------   -------------
	    Loans, net                          $ 179,749,910   $ 154,899,944
                                              =============   =============

     The Company considers impaired loans to include all restructured loans, loans on which the accrual of interest has been discontinued, loans that are not performing in accordance with agreed upon terms, and all other loans that are performing according to the loan agreement but may have substantive indication of potential credit weakness. At December 31, 2003 and 2002, the total recorded investment in impaired loans, all of which had allowances determined in accordance with FASB Statements No. 114 and No. 118, amounted to approximately $2,922,261 and $3,650,260, respectively. The average recorded investment in impaired loans amounted to approximately $3,332,748 and $4,329,882 for the years ended December 31, 2003 and 2002, respectively. The Allowance related to impaired loans amounted to approximately $340,885 and $320,451 at December 31, 2003 and 2002, respectively. The balance of the Allowance in excess of the above specific reserves is available to absorb the inherent losses of all other loans. Interest income recognized on impaired loans for the years ended December 31, 2003 and 2002 amounted to $184,326 and $269,985, respectively. The amount of interest recognized on impaired loans using the cash method of accounting was not material for the years ended December 31, 2003 and 2002. Loans on non-accrual status at December 31, 2003 and 2002 had outstanding balances of $105,752 and $188,122, respectively. Interest recognized on non-accruing loans at December 31, 2003 and 2002 was $4,228 and $8,112, respectively. The company has no commitments to lend additional funds to borrowers whose loans have been modified.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 6 - ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The allowance for possible loan losses is a valuation reserve available to absorb future loan charge-offs. The Allowance is increased by provisions charged to operating expenses and by recoveries of loans which were previously written-off. The Allowance is decreased by the aggregate loan balances, if any, which were deemed uncollectible during the year.

     Individual consumer loans are predominantly undersecured, and the allowance for possible losses associated with these loans has been established accordingly. The majority of the non-consumer loan categories are generally secured by real-estate, receivables, inventory, machinery, equipment, or financial instruments. The amount of collateral obtained is based upon management's evaluation of the borrower.

     Activity within the Allowance account for the years ended December 31, 2003, 2002 and 2001 follows:

                                           Years ended December 31,
                                   -------------------------------------
                                        2003         2002         2001
                                        ----         ----         ----
Balance, beginning of year         $ 1,722,097  $ 1,564,769  $ 1,365,057
Add:  Provision for loan losses        420,000      240,000      415,000
Add:  Recoveries of previously
      charged off amounts               10,658       61,989       15,690
                                   -----------  -----------  -----------
   Total                           $ 2,152,755  $ 1,866,758  $ 1,795,747
Deduct: Amount charged-off            (191,933)    (144,661)    (230,978)
                                   -----------  -----------  -----------
Balance, end of year               $ 1,960,822  $ 1,722,097  $ 1,564,769
                                   ===========  ===========  ===========

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 7 - PROPERTY AND EQUIPMENT

     Buildings, furniture and equipment are stated at cost less accumulated depreciation. Components of property and equipment included in the consolidated balance sheets at December 31, 2003 and 2002 follow:

                                                   December 31,
                                            -------------------------
                                                2003          2002
                                                ----          ----
	Land                                  $   943,862   $   943,862
	Buildings                               2,698,214     2,596,818
	Furniture, equipment                    2,389,622     1,961,866
	Construction in progress                   16,399         1,308
                                            -----------   -----------
	  Property and equipment, gross       $ 6,048,097   $ 5,503,854
	Deduct:
	 Accumulated depreciation              (1,766,271)   (1,335,810)
                                            -----------   -----------
	    Property and equipment, net       $ 4,281,826   $ 4,168,044
                                            ===========   ===========

     Depreciation expense for the years ended December 31, 2003, 2002 and 2001 amounted to $430,461, $352,509 and $298,327, respectively. Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation for the principal items follow:

               Type of Asset        Life in Years  Depreciation Method
               -------------        -------------  -------------------
         Furniture and equipment       3 to 7        Straight-line
         Building                        39          Straight-line

     As of December 31, 2003, management had no plans for significant capital expenditures in the foreseeable future.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

     In the normal course of business, there are various outstanding commitments to extend credit in the form of unused loan commitments and standby letters of credit that are not reflected in the consolidated financial statements. Since commitments may expire without being exercised, these amounts do not necessarily represent future funding requirements. The Company uses the same credit and collateral policies in making commitments as those it uses in making loans.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     At December 31, 2003 and 2002, the Company had unused loan commitments of approximately $21.2 million and $17.6 million, respectively. Additionally, standby letters of credit of approximately $2,732,500 and $988,000 were outstanding at December 31, 2003 and 2002, respectively. The majority of these commitments are collateralized by various assets. No material losses are anticipated as a result of these transactions.

     The Company and its subsidiaries are subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company and its subsidiary.

     Please refer to Note 14 concerning stock options earned by directors and executive officers.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 9 - BORROWINGS

     Borrowings from FHLB totaled $16,775,000 and $12,000,000 at December 31, 2003 and 2002, respectively. Below are additional details concerning these borrowings:

                                              First
         Outstanding Borrowings              Possible
               December 31,                  Interest
           ------------------               Adjustment   Principal  Maturity
            2003          2002     Rate    or Call Date  Amortizing   Date
            ----          ----     ----  --------------- ----------   ----
        $ 2,775,000   $    -  -    4.08%       N/A         Yes      3-19-2013
          1,000,000     1,000,000  5.26%    4-21-2004       No      4-21-2009
             -  -       1,000,000  4.41%       N/A          No      8-25-2003
          1,000,000     1,000,000  3.33%       N/A          No      9-06-2011
          2,000,000     2,000,000  4.70%    9-14-2006       No      9-14-2011
          1,000,000     1,000,000  5.13%       N/A          No      1-22-2007
          1,000,000     1,000,000  4.80%       N/A          No      1-23-2006
          1,000,000     1,000,000  4.27%       N/A          No      1-24-2005
             -  -       1,000,000  2.53%       N/A          No      1-22-2003
          1,000,000     1,000,000  4.62%       N/A          No      5-16-2005
             -  -       1,000,000  2.91%       N/A          No      5-14-2003
          1,000,000     1,000,000  3.81%       N/A          No     11-19-2007
          1,000,000        -  -    2.35%       N/A          No     11-21-2005
          1,000,000        -  -    1.74%       N/A          No     11-19-2004
          1,000,000        -  -    1.83%       N/A          No     12-04-2004
          1,000,000        -  -    2.21%       N/A          No      6-04-2005
          1,000,000        -  -    2.57%       N/A          No     12-04-2005
         ----------    ----------  -----    ---------      ---      ---------
Total   $16,775,000   $12,000,000   N/A        N/A         N/A         N/A
         ==========    ==========  =====    =========      ===      =========

     FHLB has the option to convert two of the above advances into other adjustable instruments or demand full payment on the adjustment date indicated above. These particular advances have an adjustment or call date. At December 31, 2003 and 2002, the above borrowings were secured by a blanket lien on all residential first mortgages held by the Bank. At December 31, 2003 and 2002, the balance on the above mortgages amounted to approximately $56.1 million and $47.7 million, respectively. In addition, the above borrowings were also secured by FHLB stock carried on the Company's balance sheets at $840,000 and

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


$600,000 at December 31, 2003 and 2002, respectively. Interest expense incurred on FHLB borrowings for the calendar years 2003 and 2002 amounted to $573,590 and $461,788, respectively.

     On June 27, 2002, the Company executed, under a twelve-year line of credit agreement (the "LOC"), a $4.0 million loan with an unrelated financial institution. For the initial two years, only quarterly interest payments are required; thereafter, a 10% annual principal reduction, together with quarterly interest payments are required by the lender. The LOC carries a rate of prime less 1%, and it is secured by the Bank's common stock. The LOC includes several positive and negative covenants that, in effect, protect the lender in the event the Company experiences financial reversals. At December 31, 2003 and 2002, the principal balance outstanding on the above LOC was $2,728,840, and for the year ended December 31, 2003 and 2002, the Company incurred $89,540 and $41,108, respectively, in interest expense relating to the above LOC.

     Prior to the Company's acquisition of JPC, JPC incurred a long-term liability which remained on the books following the acquisition. The liability is unsecured and requires a quarterly payment of principal and interest of $16,250. At December 31, 2003 and 2002, the outstanding balance on the above indebtedness was $389,814 and $422,000, respectively. Interest expense incurred with respect to the above indebtedness amounted to $32,167 and $17,033, respectively, for the years ended December 31, 2003 and 2002.


NOTE 10 - DEPOSITS

     The following details deposit accounts at December 31, 2003 and 2002:

                                                   December 31,
                                            -------------------------
                                                2003          2002
                                                ----          ----
     Non-interest bearing deposits         $ 21,993,126  $ 22,324,716
     Interest bearing deposits:
        NOW accounts                         36,814,651    33,048,097
        Money market accounts                50,790,393    43,412,803
        Savings                               5,476,837     4,647,792
        Time, less than $100,000             31,699,597    28,790,291
        Time, $100,000 and over              18,725,155    21,696,689
                                           ------------  ------------
         Total deposits                    $165,499,759  $153,920,388
                                           ============  ============

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     At December 31, 2003, the scheduled maturities of all certificates of deposit were as follows:

                     Year Ended
                     December 31,           Amount
                     ------------        ------------
                        2004             $ 40,331,496
                        2005                5,211,360
                        2006                2,076,316
                        2007                1,465,411
                        2008                1,340,169
                                         ------------
                        Total            $ 50,424,752
                                         ============


NOTE 11 - INTEREST ON DEPOSITS AND BORROWINGS

     A summary of interest expense for the years ended December 31, 2003, 2002 and 2001 follows:

                                                       December 31,
                                          -------------------------------------
                                              2003         2002         2001
                                              ----         ----         ----
      Interest on NOW accounts            $   265,528  $   408,881  $   702,317
      Interest on money market accounts       914,406      959,642    1,274,185
      Interest on savings accounts             52,648       65,720       93,218
      Interest on CDs under $100,000          985,405    1,154,776    1,452,917
      Interest on CDs $100,000 and over       658,647    1,134,607    1,547,119
      Interest, other borrowings              697,068      522,053      138,262
                                          -----------  -----------  -----------
        Total interest on
        deposits and borrowings           $ 3,573,702  $ 4,245,679  $ 5,208,018
                                          ===========  ===========  ===========

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 12 - OTHER OPERATING EXPENSES

     A summary of other operating expenses for the years ended December 31, 2003, 2002 and 2001 follows:

                                                       December 31,
                                          -------------------------------------
                                              2003         2002         2001
                                              ----         ----         ----
      Postage and delivery                $    96,084  $    81,301  $    69,103
      Supplies and printing                   134,997      127,806       77,665
      Regulatory assessments                   87,851       81,317       70,681
      Taxes & insurance                       152,579      121,551      108,882
      Utilities & telephone                   121,595       91,222       81,675
      Repairs & maintenance                   125,771      138,181       86,521
      Service contracts                       134,482      128,471       83,992
      Directors' fees                         105,550       88,204       88,847
      Other expenses                          348,327      218,636       86,086
                                          -----------  -----------  -----------
        Total other operating expenses    $ 1,307,236  $ 1,076,689  $   753,452
                                          ===========  ===========  ===========


NOTE 13 - INCOME TAXES

     As of December 31, 2003, 2002 and 2001, the Company's provision for income taxes consisted of the following:

                                                       December 31,
                                          -------------------------------------
                                              2003         2002         2001
                                              ----         ----         ----
      Current                             $   988,141  $   790,155  $   805,778
      Deferred                                 81,167       53,492       44,642
                                          -----------  -----------  -----------
      Income tax expense                  $ 1,069,308  $   843,647  $   850,420
                                          ===========  ===========  ===========

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     The provisions for income taxes applicable to income before taxes for the years ended December 31, 2003, 2002, and 2001 differ from amounts computed by applying the statutory federal income tax rates to income before taxes. The effective tax rate and the statutory federal income tax rate are reconciled as follows:

                                                       December 31,
                                          -------------------------------------
                                              2003         2002         2001
                                              ----         ----         ----
      Federal statutory income tax rate       34.0%        34.0%        34.0%
      State income tax,
        net of Federal benefit                 4.5%         4.0%         4.0%
      Tax-exempt interest, net                (2.5%)       (3.1%)       (3.8%)
      Change in valuation allowance             --          1.7%         2.0%
      Low-income tax credit                   (3.5%)       (4.4%)       (1.6%)
      Other                                    2.8%         0.2%        (1.0%)
                                              -----        -----        -----
         Effective tax rate                   35.3%        32.4%        33.6%
                                              =====        =====        =====

     The tax effects of the temporary differences that comprise the net deferred tax assets at December 31, 2003, 2002 and 2001 are presented below:

                                                       December 31,
                                          -------------------------------------
                                              2003         2002         2001
                                              ----         ----         ----
    Deferred tax assets:
      Allowance for loan losses           $   666,680  $   585,513  $   532,021
      Unrealized (loss), securities             3,624      (26,472)     (14,473)
      Valuation reserve                      (539,119)    (539,119)    (485,627)
                                          -----------  -----------  -----------
        Net deferred tax asset            $   131,185  $    19,922  $    31,921
                                          ===========  ===========  ===========

     There was a net change in the valuation allowance during calendar years 2002 and 2001. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of those deductible differences, net of the existing valuation allowance at December 31, 2003.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 14 - RELATED PARTY TRANSACTIONS

     STOCK OPTIONS. During the calendar years 2003, 2002 and 2001, the Company granted 5,000, 0, and 3,400 stock options, respectively, to its employees. Upon surrender with a cash consideration ranging from $15.00 to $20.00, each option will convert into one share of the Company's common stock. These options are vested equally over three years and have an expiration date of ten years from the date of grant. As of December 31, 2003, 2002 and 2001, there were 9,600, 24,600 and 54,600 stock options outstanding, respectively. Pertinent information concerning the options follows:

                                                        December 31,
                                           ------------------------------------
                                               2003         2002         2001
                                               ----         ----         ----
  Options granted                               5,000       -  -          6,200
  Options forfeited                            -  -         -  -         -  -
  Options exercised                           (20,000)     (30,000)      -  -
  Options, beginning of year                   24,600       54,600       48,400
                                              -------      -------      -------
  Options, end of year                          9,600       24,600       54,600
                                              =======      =======      =======

  Range of exercise price of options granted  $18.00          N/A     $15 to $20
  Average exercise price of options granted   $18.00          N/A        $17.26
  Average exercise price
   of options outstanding                     $16.46         $9.47        $7.01

     BENEFIT PLANS. The Company has a profit sharing plan as well as a savings plan administered under the provisions of the Internal Revenue Code Section 401(K). During the calendar years 2003, 2002 and 2001, the Company contributed $226,506, $161,468 and $122,246, respectively, to the above plans.

     COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS. In March 1996, the Board of Directors of the Company approved a deferred compensation plan (the "Plan") for the Company's and Bank's directors which grants to each member restricted shares of the Company's common stock as follows: (a) ten shares for each Bank or Company committee meeting attended (later increased to 20 shares), and (b) twenty shares for each Bank or Company Board of Directors meeting attended (later increased to 30 shares). Shares of restricted stock granted pursuant to the Plan shall not vest until the earlier to occur of: (a) the retirement of a director from the Company's Board of Directors; or (b) a change in control of the Company. Since year-end 1998, the Board of Directors has granted restricted shares to the Company's executive officers on an annual basis. These shares vest only upon the officers' retirement or upon a change in control. Respectively, as of December 31, 2003 and 2002, there were 35,152 and 28,222

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


shares of restricted stock outstanding for the benefit of directors and executive officers. The income statements contain charges of $103,950, $88,204 and $88,847 reflecting the restricted stock grants for calendar years 2003, 2002, and 2001.

     BORROWINGS AND DEPOSITS BY DIRECTORS AND EXECUTIVE OFFICERS. Certain directors, principal officers and companies with which they are affiliated are customers of and have banking transactions with the Bank in the ordinary course of business. As of December 31, 2003 and 2002, loans outstanding to directors, their related interests and executive officers aggregated $11,595,556 and $10,272,046, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, loans to related parties did not involve more than normal credit risk or present other unfavorable features.

     A summary of the related party loan transactions during the calendar years 2003 and 2002 follows:

                                           Insider Loan Transactions
                                           -------------------------
                                              2003           2002
                                              ----           ----
       Balance, beginning of year         $10,272,046    $10,155,584
       New loans                            4,374,505      2,132,235
       Less:  Principal reductions         (3,050,995)    (2,015,773)
                                           ----------     ----------
       Balance, end of year               $11,595,556    $10,272,046
                                           ==========     ==========

     Deposits by directors and their related interests, as of December 31, 2003 and 2002 approximated $8,020,981 and $8,061,558, respectively.


NOTE 15 - CONCENTRATIONS OF CREDIT

     The Company originates primarily commercial, residential, and consumer loans to customers in Thomas County, Georgia, and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on economic conditions prevailing at the time in Thomas County and the surrounding counties.

     Approximately seventy percent of the Company's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market area. Accordingly, the

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth under Note 5.

     The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 15% of the Bank's statutory capital, or approximately $2,690,000.


NOTE 16 - REGULATORY MATTERS

     The Company is governed by various regulatory agencies. Bank holding companies and their nonbanking subsidiaries are regulated by the FRB. National banks are primarily regulated by the OCC. All federally-insured banks are also regulated by the FDIC. The Company's banking subsidiary includes a national bank, which is insured by the FDIC.

     Various requirements and restrictions under federal and state laws regulate the operations of the Company. These laws, among other things, require the maintenance of reserves against deposits, impose certain restrictions on the nature and terms of the loans, restrict investments and other activities, and regulate mergers and the establishment of branches and related operations. The ability of the parent company to pay cash dividends to its shareholders and service debt may be dependent upon cash dividends from its subsidiary bank. The subsidiary bank is subject to limitations under federal law in the amount of dividends it may declare. At December 31, 2003, approximately $830,000 of the Bank's retained earnings was available for dividend declaration without prior regulatory approval.

     The banking industry is also affected by the monetary and fiscal policies of regulatory authorities, including the FRB. Through open market securities transactions, variations in the discount rate, the establishment of reserve requirements and the regulation of certain interest rates payable by member banks, the FRB exerts considerable influence over the cost and availability of funds obtained for lending and investing. Changes in interest rates, deposit levels and loan demand are influenced by the changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities. Pursuant to the FRB's reserve requirements, the Bank was required to maintain certain cash reserve balances with the Federal Reserve System of approximately $1.0 million and $2.1 million at December 31, 2003 and 2002, respectively.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

     Qualitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes that the Company and the Bank, as of December 31, 2003, meet all capital adequacy requirements to which they are subject.

     As of December 31, 2003, the Bank was considered to be Well Capitalized. There are no conditions or events since December 31, 2003 that management believes have changed the Bank's Well Capitalized category. To be categorized as Adequately Capitalized or Well Capitalized, the Bank must maintain the following capital ratios:

                                              Adequately        Well
                                              Capitalized   Capitalized
                                              -----------   -----------
	Total risk-based capital ratio             8.0%           10.0%
	Tier 1 risk-based capital ratio            4.0%            6.0%
	Tier 1 leverage ratio                      4.0%            5.0%

     The Company's and the Bank's actual capital amounts and ratios are presented in the following table:

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


                                              Minimum Regulatory Capital
                                                 Guidelines for Banks
                                             ----------------------------
                                              Adequately        Well
(Dollars in thousands)            Actual      Capitalized    Capitalized
                              -------------  -------------  -------------
                              Amount  Ratio  Amount  Ratio  Amount  Ratio
                              ------  -----  ------  -----  ------  -----
AS OF DECEMBER 31, 2003:

Total capital-risk-based
(to risk-weighted assets):
   Bank                      $17,962  11.2% $12,853 >= 8%  $16,066 >= 10%
   Consolidated               19,268  11.7%  13,165 >= 8%     N/A  >= N/A

Tier 1 capital-risk-based
(to risk-weighted assets):
   Bank                      $16,002   9.9%  $6,426 >= 4%  $ 9,640 >= 6%
   Consolidated               17,338  10.5%   6,583 >= 4%     N/A  >= N/A

Tier 1 capital-leverage
(to average assets):
   Bank                      $16,002   8.1%  $7,926 >= 4%  $ 9,907 >= 5%
   Consolidated               17,338   8.6%   8,050 >= 4%     N/A  >= N/A

AS OF DECEMBER 31, 2002:

Total capital-risk-based
(to risk-weighted assets):
   Bank                      $15,990  11.2% $11,358 >= 8%  $14,198 >= 10%
   Consolidated               17,379  11.9%  11,691 >= 8%     N/A  >= N/A

Tier 1 capital-risk-based
(to risk-weighted assets):
   Bank                      $14,268  10.0%  $5,679 >= 4%  $ 8,519 >= 6%
   Consolidated               15,657  10.7%   5,845 >= 4%     N/A  >= N/A

Tier 1 capital-leverage
(to average assets):
   Bank                      $14,268   8.0%  $7,147 >= 4%  $ 8,934 >= 5%
   Consolidated               15,657   8.6%   7,314 >= 4%     N/A  >= N/A

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
SFAS No. 107, "Disclosure about Fair Values of Financial Instruments", excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

     CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD. The carrying amounts of cash and due from banks and federal funds sold approximate their fair value.

     AVAILABLE-FOR-SALE SECURITIES. Fair values for securities are based on quoted market prices. Fair value for FRB stock and FHLB stock approximate their carrying values based on their redemption provisions.

     LOANS. The fair values of the Company's loans and lease financing have been estimated using two methods: (1) the carrying amounts of short-term and variable rate loans approximate fair values excluding certain credit card loans which are tied to an index floor; and (2) for all other loans, the discounting of projected future cash flows. When using the discounting method, loans are pooled in homogeneous groups with similar terms and conditions and discounted at a target rate at which similar loans would be made to borrowers at year end. In addition, when computing the estimated fair values for all loans, the allowance for loan losses is subtracted from the calculated fair values for consideration of credit issues.

     ACCRUED INTEREST RECEIVABLE. The carrying amount of accrued interest receivable approximates the fair value.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     DEPOSITS. The carrying amounts of demand deposits and savings deposits approximate their fair values. The methodologies used to estimate the fair values of all other deposits are similar to the two methods used to estimate the fair values of loans. Deposits are pooled in homogeneous groups and the future cash flows of these groups are discounted using current market rates offered for similar products at year end.

     BORROWINGS. The fair value of borrowings are estimated by discounting future cash flows using current market rates for similar types of borrowing arrangements.

     ACCRUED INTEREST PAYABLE. The carrying amount of accrued interest payable approximates the fair value.

     OFF-BALANCE SHEET INSTRUMENTS. Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     The following table presents the carrying amounts and fair values of the specified assets and liabilities held by the Company at December 31, 2003 and 2002. The information presented is based on pertinent information available to management as of December 31, 2003 and 2002. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued since that time, and the current estimated fair value of these financial instruments may have changed since that point in time.

                                December 31,2003         December 31, 2002
                             -----------------------  -----------------------
                               Carrying   Estimated     Carrying    Estimated
                                Amount    Fair Value     Amount     Fair Value
                               --------   ----------    --------    ----------
Financial assets:
 Cash and due from banks   $  6,142,076 $  6,142,076  $ 11,827,153 $ 11,827,153
 Federal funds sold             389,703      389,703     1,714,481    1,714,153
 Securities
   available-for-sale         9,410,892    9,410,892     7,658,460    7,658,460
 Loans, net                 179,749,910  180,630,064   154,899,944  155,779,122
 Accrued interest
   receivable                 1,148,417    1,148,417       952,329      952,329

Financial liabilities:
 Deposits                  $165,499,759 $166,213,912  $153,920,388 $154,718,961
 FHLB borrowings             19,513,686   19,563,099    15,150,845   15,218,813
 Accrued interest payable       253,191      253,191       306,937      306,937


NOTE 18 - SEGMENT REPORTING

     Since the acquisition of JPC on July 1, 2002, the Company has operated in two distinct lines of banking and financial services; (i) banking, including enhanced product lines such as financial planning, investments, trusts, and (ii) money management services. At December 31, 2003, the banking segment is the principal operating segment of the Company. The money management operating subsidiary, while a distinct segment, it does not meet segment reporting criteria. Accordingly, separate reporting of financial segment information is not considered necessary. However, segment data for calendar year 2003 has been reflected below based on the current structure of the Company.

     The Company's reportable segments are strategic units that offer different services to different clients. They are managed separately because each segment appeals to different markets and, accordingly, requires different strategies.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


     The Company's primary source of revenue is from net interest income. Therefore, the segments below are reported using net interest income. The Company also evaluates performance based on non-interest income and non-interest expense, which are also presented as measures of segment profit and loss. Note that "All Other" column below includes JPC and the Parent Company.

                                         Year Ended December 31, 2003
                                 ------------------------------------------
                                      Bank        All Other        Total
                                      ----        ---------        -----
   Net interest income
    after loan provisions        $  6,570,110   $   (119,307)  $  6,450,803
   Non-interest income              1,156,537        918,069      2,074,606
   Non-interest expense (1)         4,644,081        855,315      5,499,396
                                  -----------    -----------    -----------
      Income/(loss) before tax   $  3,082,566   $    (56,553)  $  3,026,013
   Income tax                       1,000,000         69,308      1,069,308
                                  -----------    -----------    -----------
      Net income/(loss)          $  2,082,566   $   (125,861)  $  1,956,705
                                  ===========    ===========    ===========

   Total Assets (2)              $201,356,868   $  4,133,304   $205,490,172
                                  ===========    ===========    ===========

--------------------------------

<FN1>
1 Depreciation expense included in non-interest expense is $388,350 for Bank and $42,111 for All Other. There is no amortization expense.
<FN2>
2 Total assets presented in All Other column includes goodwill in the amount of $3,417,259; there is no goodwill in the Bank's column.


NOTE 19 - DIVIDENDS

     The primary source of funds available to the Company to pay shareholder dividends and other expenses is from the Bank. Bank regulatory authorities impose restrictions on the amounts of dividends that may be declared by the Bank. Further restrictions could result from a review by regulatory authorities of the Bank's capital adequacy. During calendar years 2003, 2002 and 2001, dividends paid to shareholders amounted to $649,601, $570,000 and $488,250, respectively.

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


NOTE 20 - PARENT COMPANY FINANCIAL INFORMATION

     This information should be read in conjunction with the other notes to the consolidated financial statements.


                        Parent Company Balance Sheets
                        -----------------------------

                                                          December 31,
                                                ---------------------------
Assets:                                              2003           2002
------                                               ----           ----
Cash                                            $    171,736   $    298,575
Investment in Bank                                15,995,427     14,370,881
Investment in JPC                                    221,521        115,632
Goodwill, JPC                                      3,417,259      3,417 259
Other investments                                    240,000        240,000
Other assets                                         128,933        210,936
                                                ------------   ------------
   Total Assets                                 $ 20,174,876   $ 18,653,283
                                                ============   ============

Liabilities and Shareholders' Equity:
------------------------------------

Accounts payable                                $    144,530   $    215,703
Note payable                                       2,728,840      2,728,840
                                                ------------   ------------
   Total Liabilities                            $  2,873,370   $  2,944,543
                                                ------------   ------------

Common stock                                    $  1,467,038   $  1,443,558
Paid-in-capital                                    9,082,318      8,761,714
Retained earnings                                  6,759,183      5,452,079
Accumulated other comprehensive income                (7,033)        51,389
                                                ------------   ------------
   Total Shareholders' equity                   $ 17,301,506   $ 15,708,740
                                                ------------   ------------
   Total Liabilities and Shareholders' equity   $ 20,174,876   $ 18,653,283
                                                ============   ============

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


                    Parent Company Statements of Income
                    -----------------------------------

                                          For the Years Ended December 31,
                                      ----------------------------------------
Revenues:                                 2003          2002           2001
--------                                  ----          ----           ----
Interest income                       $     4,824   $    14,541   $    21,537
Dividend income                           652,001       570,000       488,250
                                      -----------   -----------   -----------
   Total revenues                     $   656,825   $   584,541   $   509,787
                                      -----------   -----------   -----------

Expenses:
--------
Interest                              $    89,540   $    41,102   $    -  -
Operating expenses                        149,434       135,618        71,193
                                      -----------   -----------   -----------
   Total expenses                     $   238,974   $   176,720   $    71,193
                                      -----------   -----------   -----------

Income before equity in undistributed
  earnings of Bank and JPC            $   417,851   $   407,821   $   438,594
Income tax benefit                         -  -          -  -          12,580
Equity in undistributed earnings
  of Bank and JPC                       1,538,854     1,349,147     1,230,853
                                      -----------    ----------   -----------

Net income                            $ 1,956,705   $ 1,756,968   $ 1,682,027
                                      ===========   ===========   ===========

                         THOMASVILLE BANCSHARES, INC.
                             THOMASVILLE, GEORGIA
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2003 AND 2002


                  Parent Company Statements of Cash Flows
                  ---------------------------------------

                                          For the Years Ended December 31,
                                      ----------------------------------------
Cash flows from operating activities:      2003          2002        2001
------------------------------------       ----          ----         ----
Net income                            $  1,956,705  $  1,756,968  $  1,682,027
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Equity in undistributed
   (earnings) of subsidiaries           (1,538,854)   (1,349,147)   (1,230,853)
  Deferred asset                           103,950        88,204        88,847
  Decrease in other asset                   82,000        42,758       (50,896)
  (Decrease) in payables                   (71,173)       72,504         6,349
                                      ------------  ------------  ------------
Net cash provided
 by operating activities              $    532,628  $    611,287  $    495,474
                                      ------------  ------------  ------------

Cash flows from investing activities:
------------------------------------
 Purchase of subsidiary, goodwill     $     -  -    $ (3,417,259) $     -  -
 Investment in Bank                       (250,000)       -  -          -  -
 Purchase of equity, JPC                    -  -         (79,066)       -  -
                                      ------------  ------------  ------------
Net cash used by financing activities $   (250,000) $ (3,496,325) $     -  -
                                      ------------  ------------  ------------

Cash flows from financing activities:
------------------------------------
 Issuance of stock                    $     75,134  $    371,160  $     -  -
 Increase in borrowings                     -  -       2,728,840        -  -
 Exercise of options                       165,000       150,000        -  -
 Cash dividends paid                      (649,601)     (570,000)     (488,250)
                                      ------------  ------------  ------------
Net cash used
 by financing activities              $   (409,467) $  2,680,000  $   (488,250)
                                      ------------  ------------  ------------

Net decrease in cash
 and cash equivalents                 $   (126,839) $   (205,038) $      7,224
Cash and cash equivalents,
 beginning of the year                     298,575       503,613       496,389
                                      ------------  ------------  ------------
Cash and cash equivalents,
 end of year                          $    171,736  $    298,575  $    503,613
                                      ============  ============  ============

       MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is quoted in the "pink sheets." The following table sets forth the high and low bid prices for the Company's common stock during 2003 and 2002, as reported in the pink sheets. These prices reflect inter-dealer quotations without retail mark-ups, markdowns, or commissions and may not necessarily represent actual transactions.

                                         High            Low
                                         ----            ---
                 2002
                 ----
                 First quarter         $17.00          $14.50
                 Second quarter         22.00           15.00
                 Third quarter          21.25           18.00
                 Fourth quarter         22.00           18.00

                 2003
                 ----
                 First quarter         $22.00          $19.00
                 Second quarter         22.00           19.50
                 Third quarter          22.00           20.00
                 Fourth quarter         22.00           21.00


HOLDERS OF COMMON STOCK

     As of December 31, 2003, the number of holders of record of the Company's common stock was 675.


DIVIDENDS

     The Company paid a cash dividend of $0.40 per share in June 2002 and a cash dividend of $0.45 per share in June 2003. Future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company.

     The Bank is restricted in its ability to pay dividends under the national banking laws and by OCC regulations. Pursuant to 12 U.S.C. Section 56, a national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits, subject to other applicable provisions of law. Payments of dividends out of undivided profits is further limited by 12 U.S.C.
Section 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than 1/10 of the Bank's net income of the preceding two consecutive half-year periods (in the case of an annual dividend). Pursuant to 12 U.S.C. Section 60(b), OCC approval is required if the total of all dividends declared by the Bank in any calendar year exceeds the total of its net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus.

                      THOMASVILLE BANCSHARES, INC.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT
THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2004 AT 5:00 P.M., LOCAL TIME.

     The undersigned hereby appoints Stephen H. Cheney and Charles H. Hodges, III, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") to be held on Tuesday, May 18, 2004 at 5:00 p.m. at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect five Class III directors to serve for a term of three years and until their successors are elected and qualified:

      David A. Cone, Charles W. McKinnon, Jr., Randall L. Moore,
      Cochran A. Scott, Jr. and J. Mark Parker


      [  ]   FOR all nominees listed above     [  ]   WITHHOLD AUTHORITY to vote
             (except as indicated to the              for all nominees
              contrary below)

      To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:

--------------------------------------------------------------------------------

(2) To ratify the appointment of Francis & Co., CPAs, as independent auditors for the Company for 2004.


              [  ]   FOR           [  ]   AGAINST         [  ]   ABSTAIN


(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED "FOR" ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND "FOR" THE PROPOSITION REFERRED TO IN PARAGRAPH (2).


                                      The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Signature

                                      Date:_______________________________, 2004
                                      (When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)


IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE CHECK THE BOX BELOW:

     [  ]   Yes, I plan to attend the Annual Meeting of Shareholders.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.